Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                            Due Period 8/31/2002
                                                    Determination Date 9/20/2002
                                                     Distribution Date 9/25/2002

I Available in Certificate Account

  Principal collected on Mortgage Loans                           33,342,640.98
  All Liquidation Proceeds with respect to Principal                 463,403.70
  Recoveries on previously Liquidated Mortgages with
    respect to Principal                                                   0.00
  Principal portion of Purchase Price on Repurchased
    Mortgage Loans                                                         0.00
  Substitution Adjustment with respect to Principal                        0.00
                                                                  --------------

    Principal Distribution Amount                                 33,806,044.68

  Interest collected on Mortgage Loans                             5,947,385.83
  Interest portion of Purchase Price on Repurchased
    Mortgage Loans                                                         0.00
  Recoveries on previously Liquidated Mortgages with
    respect to Interest                                                    0.00
  Substitution Adjustment with respect to Interest                         0.00
  Master Servicer Monthly Advances (net of
    Compensating Interest)                                         1,303,703.33
  Reimbursement of previous months Servicer Advances                -519,670.42
  Compensating Interest                                                7,567.87
  Investment Earnings on Certificate Account                              36.65
                                                                  --------------

    Interest Remittance Amount                                     6,739,023.26

  Amount not Required to be deposited                                      0.00

    Total available in the Certificate Account                    40,545,067.94

II  Distributions                               Per $ 1,000            Amount
                                                -----------         ------------
1.  Aggregate Class AF -1A Distribution         80.51012276         8,801,366.62

2.  Aggregate Class AF-1B Distribution          81.24150595         7,986,852.45

3.  Aggregate Class A-2 Distribution             3.80833338           257,938.42

4.  Aggregate Class A-3 Distribution             4.32500000           296,651.75

5.  Aggregate Class A-4 Distribution             4.97500000           249,695.25

6.  Aggregate Class A-5 Distribution             5.59166677           174,515.92

7.  Aggregate Class A-6 Distribution             5.16666674           244,176.67

8.  Aggregate Class A-7 Distribution            38.75385213         8,719,616.73

9.  Aggregate Class MF-1 Distribution            5.47500000           195,293.25

10. Aggregate Class MF-2 Distribution            5.88333333           198,209.50

11. Aggregate Class BF Distribution              6.21666654           160,141.33

12. Aggregate Class AV Distribution             56.34500389         9,693,031.02

13. Aggregate Class MV-1 Distribution            2.09166667            28,174.75

14. Aggregate Class MV-2 Distribution            2.55000000            27,744.00

15. Aggregate Class BV Distribution              3.09166667            33,668.25

16. Aggregate Class X-IO Distribution            0.00000000         2,799,000.98

17. Aggregate Class R Distribution                                          0.00

18. Aggregate Master Servicer Distribution                            678,991.05
                                                                   -------------
      Total Distributions =                                        40,545,067.94

III Certificate Class Balances                      Factor %        Amount
                                                  ------------     ---------

    Opening Senior Class A Certificate
      Balances as reported in prior Monthly
      Master Servicer Report for Group I
      Certificates:
        (a) Class AF-1A                           57.25112901%    62,586,934.23
        (b) Class AF-1B                           57.25112901%    56,283,584.93
        (c) Class A-2                            100.00000000%    67,730,000.00
        (d) Class A-3                            100.00000000%    68,590,000.00
        (e) Class A-4                            100.00000000%    50,190,000.00
        (f) Class A-5                            100.00000000%    31,210,000.00
        (g) Class A-6                            100.00000000%    47,260,000.00
        (h) Class A-7                             81.22185645%   182,749,177.02
                                                                 --------------
                                                                 566,599,696.18

    Opening  Subordinated  Class MF & BF
      Certificate  Balances as reported in
      prior Monthly Master Servicer Report for
      Group I Certificates:
        (a) Class MF-1                           100.00000000%    35,670,000.00
        (b) Class MF-2                           100.00000000%    33,690,000.00
        (c) Class BF                             100.00000000%    25,760,000.00
                                                                 --------------
                                                                  95,120,000.00

    Opening Senior Class AV Certificate
      Balances as reported in prior Monthly
      Master Servicer Report for Group II
       Certificates:
        (a) Class AV                              78.79928031%   135,558,401.91

    Opening  Subordinated  Class MV & BV
      Certificate  Balances as reported in
      prior Monthly Master Servicer Report
      for Group II Certificates:
        (b) Class MV-1                           100.00000000%    13,470,000.00
        (c) Class MV-2                           100.00000000%    10,880,000.00
        (d) Class BV                             100.00000000%    10,890,000.00
                                                                 --------------
                                                                 170,798,401.91

IV Principal Distribution Amount

1(a). Basic Principal Amount                               No.       Amount
                                                          ----    -------------
        (a) Stated principal collected                             3,008,817.02
        (b) Principal Prepayments                          286    30,333,823.96
        (c) Liquidation Proceeds                                     463,403.70
        (d) Repurchased Mortgage Loans                       0             0.00
        (e) Substitution Adjustment related to
              Principal                                                    0.00
        (f) Recoveries on previously Liquidated
              Mortgages with respect to Principal                          0.00
                                                                 --------------
              Total Principal Distribution                        33,806,044.68

1(b). Subordination Increase Amount                                   38,175.66

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                            Per $ 1,000
                                            -----------
        1. Class AF-1A                      79.57979190             8,699,662.85
        2. Class AF-1B                      79.57979188             7,823,489.34
        3. Class A-2                         0.00000000                     0.00
        4. Class A-3                         0.00000000                     0.00
        5. Class A-4                         0.00000000                     0.00
        6. Class A-5                         0.00000000                     0.00
        7. Class A-6
          (a) Class A-6 Lockout
                Percentage                                 0.00%
          (b) Class A-6 Lockout
                Distribution Amount          0.00000000                     0.00
        8. Class A-7                        34.95673036             7,865,264.33

2(b). Class MF & BF Principal Distribution
        Amount Group I Certificates:
        1. Class MF-1                        0.00000000                     0.00
        2. Class MF-2                        0.00000000                     0.00
        3. Class BF                          0.00000000                     0.00

2(c). Class AV Principal Distribution
        Amount Group II Certificates:
        1. Class AV                         54.96601651             9,455,803.82

2(d). Class AV Principal Distribution
        Amount Group II Certificates:
        1. Class MV-1                        0.00000000                     0.00
        2. Class MV-2                        0.00000000                     0.00
        3. Class BV                          0.00000000                     0.00

2(e) Class M Applied Realized Loss for
       Group I Certificates:
        1. Class MF-1                        0.00000000                     0.00
        2. Class MF-2                        0.00000000                     0.00
        3. Class BF                          0.00000000                     0.00

2(f) Class B Applied Realized Loss for
       Group II Certificates:
        1. Class MV-1                        0.00000000                     0.00
        2. Class MV-2                        0.00000000                     0.00
        3. Class BV                          0.00000000                     0.00

                                              Factor %                Amount
                                           -------------          --------------
     Ending Senior Class A Certificate
       Balances after  distributions of
       principal in this Monthly Master
       Servicer Report for Group I
       Certificates:
         (a) Class AF-1A                    49.29314982%           53,887,271.38
         (b) Class AF-1B                    49.29314982%           48,460,095.59
         (c) Class A-2                     100.00000000%           67,730,000.00
         (d) Class A-3                     100.00000000%           68,590,000.00
         (e) Class A-4                     100.00000000%           50,190,000.00
         (f) Class A-5                     100.00000000%           31,210,000.00
         (g) Class A-6                     100.00000000%           47,260,000.00
         (h) Class A-7                      77.72618342%          174,883,912.69
                                                                  --------------
                                                                  542,211,279.66

     Ending  Subordinated Class MF &
       BF Certificate  Balances after
       distributions of principal in
       this Monthly Master Servicer
       Report Group I Certificates:
         (a) Class MF-1                    100.00000000%           35,670,000.00
         (b) Class MF-2                    100.00000000%           33,690,000.00
         (c) Class BF                      100.00000000%           25,760,000.00
                                                                   -------------
                                                                   95,120,000.00

     Ending Senior Class AV Certificate
       Balances after distributions of
       principal in this Monthly Master
       Servicer Report for Group II
       Certificates:
         (a) Class AV                       73.30267865%          126,102,598.09

     Ending  Subordinated Class MV & BV
       Certificate  Balances after
       distributions of principal in this
       Monthly Master Servicer Report for
       Group II Certificates:
         (b) Class MV-1                    100.00000000%           13,470,000.00
         (c) Class MV-2                    100.00000000%           10,880,000.00
         (d) Class BV                      100.00000000%           10,890,000.00
                                                                  --------------
                                                                  161,342,598.09

V Interest Distribution Amount

  Fixed Rate Certificates

      (b) Fixed Rate Certificates applicable Pass-Through Rate
            1.  Class AF-1A                            1.95000%
            2.  Class AF-1B                            3.48300%
            3.  Class A-2                              4.57000%
            4.  Class A-3                              5.19000%
            5.  Class A-4                              5.97000%
            6.  Class A-5                              6.71000%
            7.  Class A-6                              6.20000%
            8.  Class A-7                              5.61000%
            9.  Class MF-1                             6.57000%
            10. Class MF-2                             7.06000%
            11. Class BF                               7.46000%

  Variable Rate Certificates

      (b) LIBOR Rate 1.81000%

            1. Class AV                                2.10000%
            2. Class MV-1                              2.51000%
            3. Class MV-2                              3.06000%
            4. Class BV                                3.71000%

  INTEREST REMITTANCE AMOUNT
      1. Interest collected on Mortgage Loans        5,947,385.83
      2. Interest advanced on Mortgage Loans           784,032.91
      3. Compensating Interest on Mortgage
           Loans                                         7,567.87
      4. Substitution Adjustment interest                    0.00
      5. Purchase Price interest on repurchased
           accounts                                          0.00
      6. Liquidation Proceeds interest portion               0.00
      7. Recoveries on previously Liquidated
           Mortgages with respect to Interest                0.00
          TOTAL INTEREST REMITTANCE AMOUNT                          6,738,986.61

  Current Interest Requirement

      1.  Class AF-1A @ applicable Pass-Through Rate                 101,703.77
      2.  Class AF-1B @ applicable Pass-Through Rate                 163,363.11
      3.  Class A-2 @ applicable Pass-Through Rate                   257,938.42
      4.  Class A-3 @ applicable Pass-Through Rate                   296,651.75
      5.  Class A-4 @ applicable Pass-Through Rate                   249,695.25
      6.  Class A-5 @ applicable Pass-Through Rate                   174,515.92
      7.  Class A-6 @ applicable Pass-Through Rate                   244,176.67
      8.  Class A-7 @ applicable Pass-Through Rate                   854,352.40
      9.  Class MF-1 @ applicable Pass-Through Rate                  195,293.25
      10. Class MF-2 @ applicable Pass-Through Rate                  198,209.50
      11. Class BF @ applicable Pass-Through Rate                    160,141.33
      12. Class AV @ applicable Pass-Through Rate                    237,227.20
      13. Class MV-1 @ applicable Pass-Through Rate                   28,174.75
      14. Class MV-2 @ applicable Pass-Through Rate                   27,744.00
      15. Class BV @ applicable Pass-Through Rate                     33,668.25

  Interest Carry Forward Amount

      1. Class AF-1A                                          0.00
      2. Class AF-1B                                          0.00
      3. Class A-2                                            0.00
      4. Class A-3                                            0.00
      5. Class A-4                                            0.00
      6. Class A-5                                            0.00
      7. Class A-6                                            0.00
      8. Class A-7                                            0.00
      9. Class MF-1                                           0.00
     10. Class MF-2                                           0.00
     11. Class BF                                             0.00
     12. Class AV                                             0.00
     13. Class MV-1                                           0.00
     14. Class MV-2                                           0.00
     15. Class BV                                             0.00
     16. Class X-IO                                           0.00

  Certificates Interest Distribution Amount

                                               Per $ 1,000
                                               -----------
      1. Class AF-1A                            0.93033086          101,703.77
      2. Class AF-1B                            1.66171407          163,363.11
      3. Class A-2                              3.80833338          257,938.42
      4. Class A-3                              4.32500000          296,651.75
      5. Class A-4                              4.97500000          249,695.25
      6. Class A-5                              5.59166677          174,515.92
      7. Class A-6                              5.16666674          244,176.67
      8. Class A-7                              3.79712178          854,352.40
      9. Class MF-1                             5.47500000          195,293.25
      10. Class MF-2                            5.88333333          198,209.50
      11. Class BF                              6.21666654          160,141.33
      12. Class AV                              1.37898739          237,227.20
      13. Class MV-1                            2.09166667           28,174.75
      14. Class MV-2                            2.55000000           27,744.00
      15. Class BV                              3.09166667           33,668.25
                                                                   ------------
                                                                   3,222,855.57

VI Credit Enhancement Information

                                                    Group I        Group II            Total
     (a) Senior Enhancement Percentage               16.33%          24.59%           40.92%

     (b) Overcollateralization Amount:

           1. Opening Overcollateralization
                Amount                        12,683,784.02    7,461,499.72    20,145,283.74
           2. Ending Overcollateralization
                Amount                        12,683,784.02    7,461,499.72    20,145,283.74
           3. Targeted Overcollateralization
                Amount                        12,683,784.02    7,461,499.72    20,145,283.74
           4. Subordination Deficiency                 0.00            0.00             0.00
           5. Overcollateralization
                Release Amount                         0.00            0.00             0.00

VII Trigger Information

           1. (a) 60+ Delinquency  Percentage         3.69%           6.35%
              (b) Delinquency Event in effect
                   (Group I > 50% or Group II > 40%)     NO              NO

           2. (a) Cumulative Loss Percentage          0.02%           0.00%
              (b) Applicable Loss Percentage
                    for current Distribution          2.25%           3.25%
              (c) Cumulative Loss Trigger
                    Event in effect                      NO              NO

VIII Pool Information                                   No.          Amount
                                                       -----     ---------------
       (a) Closing Mortgage Loan Principal Balance:
             1. Fixed Rate                             8,692      650,015,063.68
             2. Adjustable Rate                        1,733      168,804,097.81

                  Total Closing Mortgage Loan
                    Principal Balance:                10,425      818,819,161.49

       (b) Balloon Mortgage Loans
             1. Fixed Rate                               512       37,836,975.25
             2. Adjustable Rate                            0                0.00

                  Total Closing Mortgage Loan
                    Principal Balance:                   512       37,836,975.25

       (c) Weighted Average Mortgage Rate:
             1. Fixed Rate                                                9.756%
             2. Adjustable Rate                                           9.934%

                  Total Weighted Average
                    Mortgage Rate                                         9.793%

       (d) Weighted Average Net Mortgage Rate:
             1. Fixed Rate                                                9.255%
             2. Adjustable Rate                                           9.503%

       (e) Weighted Average Remaining Maturity:
             1. Fixed Rate                                                280.22
             2. Adjustable Rate                                           335.70

       (f) Weighted Average Original Maturity:
             1. Fixed Rate                                                313.00
             2. Adjustable Rate                                           359.00

IX Delinquency Information                          No.     %         Amount
                                                   -----------------------------

   A. Fixed Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts              527    5.23%    34,011,035.46
              2. 60 - 89 Day Accounts              136    1.31%     8,525,052.59
              3. 90+  Day Accounts                 235    2.57%    16,678,817.69

        (b) Mortgage Loans - In Foreclosure        124    1.46%     9,501,012.03
        (c) REO Property Accounts                    8    0.10%       633,434.47

   B. Adjustable Rate Mortgage Loans:
        (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts              191   10.12%    17,079,866.97
              2. 60 - 89 Day Accounts               49    2.55%     4,310,959.25
              3. 90+  Day Accounts                  74    3.47%     5,861,109.72

        (b) Mortgage Loans - In Foreclosure         48     2.52%    4,246,183.79
        (c) REO Property Accounts                    8     0.55%      935,914.19

   C. Total For All Mortgage Loans

        (a) Delinquent Contracts:

              1. 31 - 59 Day Accounts              718     6.24%   51,090,902.43
              2. 60 - 89 Day Accounts              185     1.57%   12,836,011.84
              3. 90+  Day Accounts                 309     2.75%   22,539,927.41

        (b) Mortgage Loans - In Foreclosure        172     1.68%   13,747,195.82
        (c) REO Property Accounts                   16     0.19%    1,569,348.66

X Realized Losses                                       No.            Amount
                                                        ---          ----------
    1. (a)  Gross Realized Losses during the period       4          501,579.36

       (b) Realized Losses during the period
             1. Group I                                               34,773.96
             2. Group II                                               3,401.70
                                                                     ----------
                  Total                                               38,175.66

       (c) Cumulative Gross Realized Losses               9          633,839.52

       (d) Cumulative Realized Losses

             1. Group I                                              167,034.12
             2. Group II                                               3,401.70

                  Total                                              170,435.82

       (e) Cumulative Applied Realized Losses

             i. Class B-4                                                  0.00
            ii. Class B-3                                                  0.00
           iii. Class B-2                                                  0.00
            iv. Class B-1                                                  0.00
             v. Class M-2                                                  0.00
            vi. Class M-1                                                  0.00

XI Miscellaneous Information

   1. (a) Monthly Master Servicer Fee

           i. Monthly Servicing Fee                                  355,276.41
          ii. Mortgage Fees                                          323,677.99
         iii. Mortgage Insurance Premium Reimbursement                     0.00
          iv. Certificate Account Investment Earnings                     36.65

      (b) Amount of prior unpaid Master Servicing Fees
            paid with this distribution                                    0.00

      (c) Total Master Servicing Fees paid with
            this distribution                                        678,991.05

      (d) Amount of unpaid Master Servicing Fees
            as of this distribution                                        0.00

   2. (a) Opening Master Servicer Advance Balance                  6,799,976.57

      (b) Current Advance (exclusive of Compensating
            Interest)                                              1,303,703.33

      (c) Reimbursement of prior Master Servicer
            Advances                                                (519,670.42)
                                                                   ------------

      (d) Ending Master Servicer Advance Balance                   7,584,009.48

   3. Current period Compensating Interest                             7,567.87

   4. (a) Stepdown Date in effect?                           NO